                                                                               EXHIBIT 12



                                         SNYDER OIL CORPORATION

                          COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                               (Unaudited)

                                                                                                 Six
                                                      Years ended December 31,               Months Ended
                                        ----------------------------------------------------   June 30,
                                          1990       1991       1992       1993       1994       1995
                                        --------   --------   --------   --------   --------   --------
                                                      (Dollars in thousands)
Income (loss) before taxes,
  minority interest and
  extraordinary item                    $ 4,154    $ 3,893    $15,027    $22,538    $13,510    ($ 5,803)
Interest expense                          6,273      8,452      4,997      5,315     10,337      11,809
                                         -------   -------    -------    -------    -------    ---------
Earnings before fixed charges            10,427     12,345     20,024     27,853     23,847       6,006
                                         =======   =======    =======    =======    =======    =========
Fixed Charges:
Interest expense                          6,273      8,452      4,997      5,315     10,337      11,809
                                         -------   -------    -------    -------    -------    ---------
Total fixed charges                     $ 6,273    $ 8,452    $ 4,997    $ 5,315    $10,337     $11,809
                                         =======   =======    =======    =======    =======    =========

Ratio of earnings (loss)                   1.66       1.46       4.01       5.24       2.31         .51
  to fixed charges                       =======   =======    =======    =======    =======    =========




                                    SNYDER OIL CORPORATION

                              COMPUTATION OF RATIO OF EARNINGS TO
                         COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                                         (Unaudited)
                                                                                                 Six
                                                      Years ended December 31,               Months Ended
                                        ----------------------------------------------------    June 30,
                                          1990       1991       1992       1993       1994       1995
                                        --------   --------   --------   --------   --------   --------
                                                      (Dollars in thousands)
Income (loss) before taxes,
  minority interest and
  extraordinary item                    $ 4,154    $ 3,893    $15,027    $22,538    $13,510    ($ 5,803)
Interest expense                          6,273      8,452      4,997      5,315     10,337      11,809
                                         -------   -------    -------    -------    -------    ---------
Earnings before fixed charges            10,427     12,345     20,024     27,853     23,847       6,006
                                         =======   =======    =======    =======    =======    =========
Fixed Charges:
Interest expense                          6,273      8,452      4,997      5,315     10,337      11,809
Preferred stock dividends                     0        453      4,800      9,100     10,806       3,108
                                         -------   -------    -------    -------    -------    --------
Total fixed charges                     $ 6,273    $ 8,905    $ 9,797    $14,415    $21,143     $14,917
                                         =======   =======    =======    =======    =======    =========

Ratio of earnings (loss)
  to combined fixed charges
  and preferred dividends                  1.66       1.39       2.04       1.93       1.13        .40
                                         =======   =======    =======    =======    =======    ========
